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                                                                    Exhibit 99.1




                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------


       This SECURITIES PURCHASE AGREEMENT ("AGREEMENT") is entered into as of September 5, 1997, by and between Molten Metal Technology, Inc., a Delaware corporation (the "Company"), with headquarters located at 400-2 Totten Pond Road Waltham, MA 02154 and the purchasers (each a "Purchaser" and together the "PURCHASERS") set forth on the execution pages hereof, with regard to the following:

                                    RECITALS
                                    --------

       A. The Company and Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT").

       B. Purchasers desire to purchase, upon the terms and conditions stated in this Agreement, Series A Convertible Participating Preferred Stock of the Company set forth in the Certificate of Designations, Preferences and Rights (the "CERTIFICATE OF DESIGNATION") attached hereto as EXHIBIT A (the "PREFERRED STOCK" or the "CONVERTIBLE SECURITIES"), which shall be convertible into shares of the Company's Common Stock, par value $.01 per share (the "COMMON STOCK"). The shares of Common Stock issuable upon conversion of or otherwise pursuant to the Preferred Stock are referred to herein as the "CONVERSION SHARES". The Preferred Stock and the Conversion Shares are collectively referred to herein as the "SECURITIES." In connection herewith, the Company is also issuing to GEM Ventures Ltd. warrants to purchase 566,000 shares of Common Stock in the form of Exhibit A-1 hereto, pursuant to the Warrant Agreement, dated as of the date hereof, between GEM Ventures Ltd. and the Company (the "Warrant Agreement").

       C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as EXHIBIT B (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

                                   AGREEMENTS
                                   ----------

       NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchasers hereby agree as follows:


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                                    ARTICLE I
                         PURCHASE AND SALE OF SECURITIES

       1.1 PURCHASE OF PREFERRED STOCK. Subject to the terms and conditions of this Agreement, the Company shall issue and sell, and each Purchaser shall purchase, the Preferred Stock as further contemplated hereby. The purchase price (the "PURCHASE PRICE") per share of Preferred Stock shall be equal to $25,500. Each Purchaser shall purchase the number of shares of Preferred Stock having the total gross purchase price set forth on the signature page executed by such Purchaser.

       1.2 FORM OF PAYMENT. Each Purchaser shall pay the aggregate Purchase Price for the Preferred Stock being purchased by such Purchaser by wire transfer to, or for the benefit of, the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed stock certificates for the same, and the Company shall deliver such Preferred Stock against delivery of such aggregate Purchase Price. The obligations in this Agreement of each Purchaser shall be separate from the obligations of each other Purchaser and shall relate solely to the number of shares to be purchased by such Purchaser. The obligations of the Company with respect to each Purchaser shall be separate from the obligations of each other Purchaser and shall not be conditioned as to any Purchaser upon the performance of obligations of any other Purchaser.

       1.3 CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions set forth in Articles VI and VII below, the closing (the "Closing") of the issuance, sale and purchase of the Securities pursuant to this Agreement shall occur at 10:00 a.m. Chicago time, on September 8, 1997 (the "Closing Date"), at the offices of Altheimer & Gray, 10 S. Wacker Drive, Chicago, IL 60606.


                                   ARTICLE II
                   PURCHASERS' REPRESENTATIONS AND WARRANTIES

       Each Purchaser represents and warrants, solely with respect to itself and its purchase hereunder and not with respect to any other Purchaser or the purchase hereunder by any other Purchaser (and no Purchaser shall be deemed to make or have any liability for any representation or warranty made by any other Purchaser), to the Company as set forth in this Article II. No Purchaser makes any other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by a Purchaser to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

       2.1 INVESTMENT PURPOSE. Purchaser is purchasing the Convertible Securities for Purchaser's own account for investment only and not with a view toward or in connection with the public sale or distribution thereof. Purchaser will not resell the Convertible Securities or any



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securities which may be issued upon conversion thereof except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act and any state securities laws, to the extent applicable. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. By making the representations in this
Section 2.1, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any state securities laws, to the extent applicable.

       2.2 ACCREDITED INVESTOR STATUS. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

       2.3 RELIANCE ON EXEMPTIONS. Purchaser understands that the Convertible Securities are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Convertible Securities.

       2.4 INFORMATION. Purchaser and its counsel have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Convertible Securities which have been specifically requested by Purchaser. Purchaser has been afforded the opportunity to ask questions of the Company and has received what Purchaser believes to be complete and satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Article III. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk.

       2.5 GOVERNMENTAL REVIEW. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

       2.6 TRANSFER OR RESALE. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless subsequently registered thereunder or an exemption from such registration is available (which exemption the Company expressly agrees may be established as contemplated in clauses (b) and (c) of
Section 5.1 hereof); (ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act (or a successor rule) ("RULE 144") may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities without registration under




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the Securities Act under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement or the Registration Rights Agreement).

       2.7 LEGENDS. Purchaser understands that, subject to Article V hereof, the certificates for the Convertible Securities, and until such time as the re-sale of the Conversion Shares has been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser pursuant to Rule 144 as contemplated by Section 5.1, the certificates for the Conversion Shares will bear a restrictive legend (the "LEGEND") in the following form:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

       2.8 AUTHORIZATION; ENFORCEMENT. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable against Purchaser in accordance with their terms.

       2.9 RESIDENCY. Purchaser is a resident of the jurisdiction set forth under Purchaser's name on the signature page hereto executed by Purchaser.


       2.10 HART-SCOTT-RODINO. Purchaser is not currently affiliated with another Purchaser hereunder such that acquisitions by Purchaser would be aggregated with acquisitions by such other purchaser for purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("H-S-R"). In the event that a filing under H-S-R is ever required as a result of the issuance to Purchaser of Conversion Shares upon conversion of the Preferred Stock held by such Purchaser, such Purchaser will comply with the requirements of H-S-R.



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                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company represents and warrants to each Purchaser that:

       3.1 ORGANIZATION AND QUALIFICATION. The Company and each of its subsidiaries is a corporation or limited partnership duly organized, validity existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation or limited partnership to do business and is in good standing in every jurisdiction where the failure to so qualify would have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on either
(i) the business, operations, properties, financial condition, operating results or prospects of the Company and its subsidiaries, taken as a whole on a consolidated basis or (ii) the transactions contemplated hereby.

       3.2 AUTHORIZATION; ENFORCEMENT. (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, and to issue and sell, perform its obligations with respect to, the Convertible Securities in accordance with the terms hereof and to issue the Conversion Shares in accordance with the terms and conditions of the Certificate of Designation; (b) the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Convertible Securities and the reservation for issuance and issuance of the Conversion Shares) have been duly authorized by all necessary corporate action and, except as set forth on
SCHEDULE 3.2 hereof, no further consent or authorization of the Company, its board of directors, or its stockholders or any other person, body or agency is required with respect to any of the transactions contemplated hereby or thereby (whether under rules of the Nasdaq National Market System ("NASDAQ"), the National Association of Securities Dealers or otherwise); (c) this Agreement, the Registration Rights Agreement and the Convertible Securities have been duly executed and delivered by the Company; and (d) this Agreement, the Registration Rights Agreement and the Convertible Securities constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

       3.3 CAPITALIZATION. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Convertible Securities) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares to be initially reserved for issuance upon conversion of the Convertible Securities is set forth on SCHEDULE 3.3. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. No shares of capital stock of the Company (including the Preferred Stock and the Conversion Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company. Except as disclosed in SCHEDULE 3.3, as of the date of this Agreement,
(i) there are no outstanding options, warrants,




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scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). The Company has furnished to Purchaser true and correct copies of the Company's Certificate of Incorporation as currently in effect ("CERTIFICATE OF INCORPORATION"), and the Company's By-laws as currently in effect (the "BY-LAWS"). The Company has set forth on SCHEDULE 3.3 all instruments and agreements (other than the Certificate of Incorporation and By-laws) governing securities convertible into or exercisable or exchangeable for Common Stock of the Company (and the Company shall provide to Purchaser copies thereof upon the request of Purchaser). The Company shall provide Purchaser with a written update of this representation signed by the Company's Chief Executive Officer or Chief Financial Officer on behalf of the Company as of the date of the Closing.

       3.4 ISSUANCE OF SHARES. The Conversion Shares are duly authorized and reserved for issuance, and, upon conversion of the Convertible Securities in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company. The Convertible Securities are duly authorized and reserved for issuance, and, when issued and paid for in accordance with Article I of this Agreement, will be validly issued, fully paid and nonassessable, and free from all taxes, liens, claims and encumbrances (other than restrictions on transfer imposed by federal and state securities laws and this Agreement and the Registration Rights Agreement) and are not and will not be subject to preemptive rights or other similar rights of stockholders of the Company. The Board of Directors of the Company has unanimously approved the issuance of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to the terms hereof in the aggregate in excess of twenty (20) percent of the outstanding shares of Common Stock (the "RULE 4460(i) AUTHORIZATION") and has unanimously recommended to the stockholders of the Company the approval of the Rule 4460(i) Authorization. Accordingly, no further corporate authorization or approval (other than the Shareholder Approval (as defined in Section 4.9)) is required under the rules of the Nasdaq with respect to the transactions contemplated by this Agreement, including, without limitation, the issuance of the Conversion Shares and the inclusion thereof on the Nasdaq.

       3.5 NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Convertible Securities and Conversion Shares) will not (a) result in a violation of the Certificate of Incorporation or By-laws, (b) except as set forth on SCHEDULE 3.5, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the



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Company or any of its subsidiaries is a party (except for such conflicts, defaults, terminations, amendments, accelerations, and cancellations as would not, individually or in the aggregate, have a Material Adverse Effect), or (c) assuming the accuracy of the Purchasers' representations in Article II and their compliance with their agreements in Article II and assuming the accuracy of GEM's representations in of the Warrant Agreement and the compliance by GEM with its agreements in the Warrant Agreement, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries, or by which any property or asset of the Company or any of its subsidiaries, is bound or affected. Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, by-laws or other organizational documents, and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as a Purchaser owns any of the Preferred Stock, in violation of any law, ordinance, rule, regulation, order, judgment or decree of any governmental entity, court or arbitration tribunal except for possible violations the sanctions for which either singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as set forth on
SCHEDULE 3.5, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to perform its obligations in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of Nasdaq and does not reasonably anticipate that the Common Stock will be delisted by Nasdaq for the foreseeable future.

       3.6 REGISTRATION AND SEC DOCUMENTS. The Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has been so registered since 1993. Except as disclosed in
SCHEDULE 3.6, since December 31, 1993, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act. The Company has delivered to each Purchaser true and complete copies of the 1997 SEC Documents (as herein defined), except for exhibits, schedules and incorporated documents (the Company's Annual Report on Form 10-K for the year ended December 31, 1996, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, Current Reports on Form 8-K dated January 3, 1997 (as amended on February 24, 1997), February 13, 1997, April 3, 1997 (as amended April 18,
1997), and June 25, 1997 (as amended August 29, 1997), Forms S-1 with respect to $142,750,000 of 5 1/2% Convertible Subordinated Notes Due 2006 and 3,683,871 shares of Common Stock (subject to increase) upon conversion thereof and 307,735 shares of Common Stock, respectively, filed with the SEC on August 28, 1996 (as amended on December 6, 1996, December 10, 1996 and June 25, 1997) and September 20, 1996 (as amended on December 18, 1996 and June 25, 1997) respectively, referred to herein as the




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"1997 SEC DOCUMENTS"). As of their respective dates, the 1997 SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the 1997 SEC Documents, and none of the 1997 SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth on SCHEDULE 3.6 or in a subsequently filed 1997 SEC Document, none of the statements made in any such 1997 SEC Documents is, or has been, required to be updated or amended under applicable law. The financial statements of the Company included in the 1997 SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). The Filed SEC Documents contain a complete and accurate list of all material (within the meaning of S-K Item 601) undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject (each a "CONTRACT"). None of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation could reasonably be expected to have a Material Adverse Effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a breach or default by the Company or its subsidiaries under any Contract which breach or default could reasonably be expected to have a Material Adverse Effect.

       3.7 ABSENCE OF CERTAIN CHANGES. Since December 31, 1996 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company, except as disclosed in SCHEDULE 3.7 or disclosed in the 1997 SEC Documents such that the Purchasers could reasonably be expected to understand the significance of such disclosure.

       3.8 ABSENCE OF LITIGATION. Except as disclosed in SCHEDULE 3.8 or disclosed in the 1997 SEC Documents such that the Purchasers could reasonably be expected to understand the significance of such disclosure, there is no action, suit or proceeding before or by any court, public board, governmental agency or authority, or self-regulatory organization or body (a "Public Authority") pending or, to the knowledge of the Company or any of its subsidiaries, threatened, and to the knowledge of the Company there is no inquiry or investigation before or by any Public Authority pending or threatened, against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, there are no facts which, if known by a potential claimant



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or governmental agency or authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

       3.9 DISCLOSURE. No information relating to or concerning the Company set forth in this Agreement or the 1997 SEC Documents, read together as a whole, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. Except for the execution and performance of this Agreement, the Company is not in possession of any material fact (within the meaning of the federal securities laws of the United States) with respect to the Company or any of its subsidiaries which has not been publicly disclosed.

       3.10 ACKNOWLEDGMENT REGARDING PURCHASERS' PURCHASE OF THE SECURITIES. The Company acknowledges and agrees that Purchasers are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, that this Agreement and the transaction contemplated hereby, and the relationship between each Purchaser and the Company, are "arms-length", and that any statement made by any Purchaser, or any of its representatives or agents, in connection with this Agreement or the transactions contemplated hereby is not advice or a recommendation, is merely incidental to each Purchaser's purchase of the Securities and has not been relied upon in any way by the Company, its officers, directors or other representatives. The Company further represents to Purchasers that the Company's decision to enter into this Agreement and the transactions contemplated hereby has been based solely on an independent evaluation by the Company and its representatives.

       3.11 NO GENERAL SOLICITATION. Neither the Company nor any person acting on behalf of the Company has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby.

       3.12 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation
D. The offer and sale of the Preferred Stock to the Purchasers as contemplated by this Agreement and the offer and issuance of the Conversion Shares in connection with the Preferred Stock are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of each Purchaser to the extent relevant for such determination and assuming the accuracy of GEM's representations in the Warrant Agreement to the extent relevant for such determination.

       3.13 NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby, except for dealings with (i)



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
Global Emerging Markets, Ltd. and GEM Advisors, Inc. (collectively, "GEM/GEMA") pursuant to the August 11, 1997 letter agreement with the Company (the "GEM AGREEMENT") and (ii) Lazard Freres & Co. and Oppenheimer & Co. Inc. (the fees of which shall be paid in full by the Company). The Company will indemnify each Purchaser from and against any fees and expenses sought by GEM/GEMA pursuant to the GEM Agreement or by Lazard Freres & Co. or Oppenheimer & Co. Inc.

       3.14 ACKNOWLEDGMENT OF DILUTION. The number of Conversion Shares issuable upon conversion of the Convertible Securities may increase substantially in certain circumstances, including the circumstance wherein the trading price of the Common Stock declines. The Company's executive officers and directors have studied and fully understand the nature of the securities being sold hereunder and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Securities is binding upon it and enforceable regardless of the dilution that such issuance may have on the ownership interests of other stockholders.

       3.15 INTELLECTUAL PROPERTY. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all material patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") used or necessary for the conduct of its business as now being conducted and as previously described in the 1997 SEC Documents. There is no material claim pending or to the Company's knowledge threatened against the Company or any of its subsidiaries to the effect that the Company or any subsidiary infringes on or is in conflict with any right of any other person with respect to any Intangibles, and to the Company's knowledge there is no basis for any such material claim. The Company has properly paid all required maintenance fees with respect to, and the Company owns all right, title and interest in and to, U.S. Patent No. 5,177,304 and such patent is, and at all times has been, duly and validly issued to the Company and in full force and effect.

       3.16 FOREIGN CORRUPT PRACTICES. Except for any of the following that could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect: neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

       3.17 KEY EMPLOYEES. Each Key Employee (as defined below) is currently serving the Company in the capacity disclosed in SCHEDULE 3.17. No Key Employee, to the best of the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. Except as set forth on SCHEDULE 3.17, no Key Employee has, to the best of the knowledge of the Company, any intention to terminate or limit his employment with, or services to, the Company, nor is any such Key Employee subject to any constraints (e.g., litigation) which would cause such employee to be unable to devote his full time and attention to such employment or services. "Key Employee" means each of William Haney, III, Benjamin T. Downs and Charles Shaver.

       3.18 NO ADDITIONAL REPRESENTATIONS OR WARRANTIES. The Company does not make any other representations or warranties, express or implied, to the Purchasers in connection with the transaction contemplated hereby and any and all prior representations and warranties, if any, which may have been made by the Company to a Purchaser in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

                                   ARTICLE IV
                                    COVENANTS

       4.1 BEST EFFORTS. The parties shall use their best efforts timely to satisfy each of the conditions described in Articles VI and VII of this Agreement.

       4.2 SECURITIES LAWS. The Company agrees to file a Form D with respect to the Securities with the SEC as required under Regulation D and to provide a copy thereof to each Purchaser when filed. The Company agrees to file a Form 8-K disclosing this Agreement and the transactions contemplated hereby with the SEC within three business (3) days following the date of Closing. Such 8-K shall include at least this Agreement, the Certificate of Designations, the Registration Rights Agreement and the Warrants as exhibits thereto. The Company shall, on or prior to the date of Closing, take such action as is necessary to sell the Securities to each Purchaser in accordance with applicable securities laws of the states of the United States, and shall provide evidence of any such action so taken to each Purchaser on or prior to the date of the Closing. Without limiting any of the Company's obligations under this Agreement, the Registration Rights Agreement or the Certificate of Designation, from and after the date of Closing, neither the Company nor any person acting on its behalf shall take any action which would adversely affect any exemptions from registration under the Securities Act with respect to the offer or sale of the Preferred Stock to the Purchasers as contemplated by this Agreement or the Conversion Shares to be issued pursuant to the terms of the Preferred Stock.

       4.3 REPORTING STATUS. So long as any Purchaser beneficially owns any Preferred Stock and for six months thereafter, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and except as permitted under Section 4.8 the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

       4.4 RESTRICTION ON BELOW MARKET ISSUANCE OF SECURITIES. (a) For a period of one hundred and eighty (180) days following the date of Closing, the Company shall not issue or agree to issue, any equity securities of the Company (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity securities of the Company) (collectively "Restricted Securities") if such securities are issued at a price (or in the case of securities convertible into or exercisable or exchangeable, directly or indirectly, for Common Stock such securities provide for a conversion, exercise or exchange price) which may be less than the then current market price for Common Stock on the date of issuance (in the case of Common Stock) or the date of conversion, exercise or exchange (in the case of securities convertible into or exercisable or exchangeable directly or indirectly for Common Stock). The preceding sentence shall not prohibit the Company from issuing or agreeing to issue equity securities: (i) to Purchasers pursuant to this Agreement, (ii) pursuant to any employee stock option, stock purchase or restricted stock plan of the Company in effect on the date hereof up to the aggregate amounts set forth on SCHEDULE 3.3 hereto, (iii) pursuant to any existing security, option, warrant, scrip, call or commitment or right in each case as disclosed on
SCHEDULE 3.3 hereof, (iv) in connection with any bond or other debt financing for MMT of Tennessee Inc. ("MMTT") for the purpose of reimbursing MMTT or the Company for costs incurred in constructing the Quantum CEP plant located in Oak Ridge, Tennessee, provided that such Restricted Securities are limited to the issuance of warrants to acquire shares of Common Stock with such warrants having an exercise price at or greater than the average of the Closing Bid Prices (as defined in the Certificate of Designation) of the Common Stock for the five (5) trading days immediately preceding the date of issuance of the warrants (provided that such warrants may be at an exercise price less than such average if consented to in writing by two-thirds in interest of the then outstanding shares of Preferred Stock), or (v) pursuant to a strategic joint venture or partnership entered into by the Company, undertaken at the reasonable discretion of the Board of Directors of the Company, the primary purpose of which is not to raise equity capital.

       4.5 INFORMATION. The Company agrees to send the following reports to each Purchaser until such Purchaser transfers, assigns or sells all of its
Securities: (a) within five (5) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, any proxy statements and any Current Reports on Form 8-K; and (b) within one (1) day after release, copies of all press releases issued by the Company or any of its subsidiaries. The Company further agrees to promptly provide to any Holder any information with respect to the Company, its properties, or its business or Holder's investment as such Holder may reasonably request; provided, however, that the Company shall not be required to give any Holder any material nonpublic information. If any information requested by a Holder from the Company contains material nonpublic information, the Company shall inform the Holder in writing that the information requested contains material nonpublic information and shall in no event provide such information to Holder without the express prior written consent of such Holder after being so informed.

       4.6 RESERVATION OF SHARES. The Company shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares to provide for the full conversion of the outstanding Preferred Stock and issuance of the Conversion Shares in connection therewith and as otherwise required by the Certificate of Designation. The Company shall not reduce the number of shares reserved for issuance upon conversion of the Preferred Stock without the consent of Purchasers holding a majority of the Preferred Stock then held by all Purchasers.

       4.7 LISTING. For so long as any Purchaser owns any of the Securities, the Company shall continue the listing and trading of its Common Stock on the Nasdaq, the Nasdaq Small Cap Market, the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "Amex"). In addition, during such period, the Company shall secure (within 30 days after the Closing but in any event prior to the earlier of the Filing Date as defined in, and the filing of the Registration Statement required to be filed pursuant to, the Registration Rights Agreement) and maintain listing and trading of the Conversion Shares on each national securities exchange and each automated quotation system upon which shares of Common Stock are then listed (subject, as appropriate to official notice of issuance) and comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, the Nasdaq, any other such automated quotation system and any such national securities exchange, as applicable. During the period of time in which the Cap Amount (as defined in the Certificate of Designation) is in effect, the Company shall not be required to secure the listing on Nasdaq of a number of Conversion Shares in excess of such Cap Amount.

       4.8 CORPORATE EXISTENCE. So long as any Purchaser beneficially owns any Preferred Stock, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all Preferred Stock outstanding as of the date of such transaction and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the Nasdaq, the Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock Exchange.

       4.9 SHARE AUTHORIZATION. The Company covenants and agrees that it shall (i) solicit by proxy the authorization and approval (the "SHAREHOLDER APPROVAL") of the Rule 4460(i) Authorization by the stockholders of the Company not later than 60 days following the date of the Closing, and (ii) use its best efforts to obtain the Shareholder Approval not later than 120 days following the date of the Closing, including, without limitation, with respect to the proxies referred to in Section 7.1(x) hereof.

       4.10 HEDGING TRANSACTIONS. The Company understands that some or all of the Purchasers are so-called "hedge" funds and the Company hereby expressly agrees that each Purchaser shall not in any way be prohibited or restricted from any purchases or sales of any securities or other instruments of, or related to, the Company or any of its securities, including, without limitation, puts, call, futures contracts, short sales and hedging and arbitrage transactions. Each Purchaser acknowledges that such purchases, sales and other transactions may be subject to various Federal and state securities laws and agrees to comply with all such applicable securities laws and any such transactions will not be effected with the intention of reducing the price of the Common Stock.

                                    ARTICLE V
                   LEGEND REMOVAL, TRANSFER, AND CERTAIN SALES

       5.1 REMOVAL OF LEGEND. The Legend shall be removed and the Company shall issue a certificate without any legend to the holder of any Security upon which such Legend is stamped, and a certificate for a security shall be originally issued without any legend, if, unless otherwise required by applicable state securities laws, (a) the sale of such Security is registered under the Securities Act, (b) other than with respect to Rule 144 (which is the subject matter of clause (c) next below (except to the extent related to changes in law or rules and regulations or practice with respect thereto after the date hereof), such holder provides the Company with an opinion of counsel, such counsel to be reasonably acceptable to the Company and with the form, substance and scope of such opinion to be reasonably satisfactory to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or, (c) such Security can be sold pursuant to Rule 144 and a registered broker dealer provides to the Company's transfer agent and counsel copies of a customary broker's 144 letter (or an appropriate "will sell" letter) and a customary seller's representation letter with respect to such a sale made (or, as the case may be, to be made) pursuant to Rule 144 (and, in the case of such a "will sell" letter, in a form reasonably satisfactory to the Company) or (d) such Security can be sold pursuant to Rule 144(k). Each Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Securities Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser holding such Security, the Company may require that the Legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144(k) or with respect to which the opinion referred to in clause (b) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144(k) or such holder provides the opinion with respect thereto described in clause (b) next above or the materials referred to in clause (c) above have been delivered.

       5.2 TRANSFER AGENT INSTRUCTIONS. The Company shall instruct its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Conversion Shares in such amounts as specified from time to time by such Purchaser to the Company upon, and in accordance with, the conversion of the Preferred Stock. Such certificates shall bear a legend only in the form of the Legend, and only to the extent permitted by Section 5.1 above, and the legend referred to in Section 5.3. The Company warrants that no instruction other than such instructions referred to in this Article V, and no stop transfer instructions other than stop transfer instructions to give effect to Section 2.6 hereof in the case of the Conversion Shares prior to registration of the Conversion Shares under the Securities Act, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section shall affect in any way a Purchaser's obligations and agreement set forth in the second sentence of Section 2.1 and Section 5.1 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. Without limiting the foregoing, if (a) a Purchaser provides the Company with an opinion of counsel, which counsel must be reasonably satisfactory to the Company and which opinion must be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) a Purchaser transfers Securities pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by such Purchaser in order to effect such a transfer or sale. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article V will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article V, that a Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

       5.3 LEGEND REMOVAL FEE. If Purchaser or any Affiliate (as defined under the Exchange Act) to whom the Preferred Stock is transferred in accordance with the provisions of paragraph 5.2, within one year after the date of Closing acquires Common Stock in a conversion based solely on the Variable Conversion Price (as provided in Exhibit A) and either such shares of Common Stock are originally issued without the Legend or within such one year period the Legend is removed therefrom (in each case in accordance with this Article V), then such Purchaser or Affiliate, as the case may be, shall pay to the Company, within ten
(10) business days following such acquisition of such Common Stock without such Legend or such removal of such Legend, as the case may be, in consideration of the issuance without the Legend of such Common Stock or the removal of such Legend, a fee in cash (or, at the Company's option (to be exercised by written notice to Purchasers from time to time prior to the twentieth (20th) day of a calendar month with respect to payments for the next calendar month (or portion thereof as the Company may specify) in Common Stock) equal to "X" times the number of Common Shares so issued or de-legended (as the case may be) times the average of the Closing Bid Prices of the Common Stock for the five trading days immediately preceding the date of conversion or de-legending (as the case may be) with respect to such shares of Common Stock, as follows (and only to such extent):

            DAYS AFTER CLOSING                         "X"
            ------------------                         ---
                      121-180                          .08
                      181-240                          .06
                      241-300                          .04
                      301-360                          .02
             greater than 360                         0.00

Subject to the Company's compliance with its obligations to deliver Conversion Shares in accordance with this Agreement and the Certificate of Designation, any such fee not paid within ten (10) business days after receipt by the Purchaser of the applicable shares of Common Stock shall bear interest at a rate per annum of 18% until such payment is made. In addition, while any such payment is past due, and provided the Company has provided written notice to such effect to a Purchaser and such Purchaser does not, in good faith, dispute such default, and the Company is not then otherwise in default with respect to the delivery of Conversion Shares in accordance with this Agreement and the Certificate of Designation, the Company shall not be required to remove a Legend or issue shares of Common Stock not bearing a Legend on behalf of such Purchaser or Affiliate until such payment is made in full. Notwithstanding anything to the contrary contained in this Agreement, until the first anniversary of the Closing the Preferred Stock may bear a legend referring to (but not summarizing or reproducing) "the existence of a Legend Removal Fee" under this Agreement. The obligations in this Section 5.3 shall expire and be of no further force or effect if the Common Stock becomes listed on the Nasdaq Small Cap Market or in the event of an Override Election (as defined in the Certificate of Designations). There shall be only one fee payable under this Section 5.3 with respect to any particular shares of Common Stock acquired upon conversion of the Preferred Stock (whether or not new certificates for such shares are subsequently issued and whether or not any certificates representing directly or indirectly such shares are subsequently re-legended pursuant to terms hereof).


                                   ARTICLE VI
                 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

       6.1 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Convertible Securities to a Purchaser at the Closing is subject to the satisfaction, as of the date of the Closing and with respect to such Purchaser, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

              (i) Such Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreement and delivered the same to the Company.

              (ii) Such Purchaser shall deliver the applicable Purchase Price for the Convertible Securities purchased at the Closing.

              (iii) The representations and warranties of such Purchaser shall be true and correct as of the date when made and as of the Closing as though made at that time, and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by such Purchaser at or prior to the Closing.

              (iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.


                                   ARTICLE VII
              CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE

       7.1 The obligation of each Purchaser hereunder to purchase the Convertible Securities to be purchased by it on the date of the Closing is subject to the satisfaction of each of the following conditions, provided that these conditions are for each Purchaser's sole benefit and may be waived by such Purchaser (with respect to it) at any time in such Purchaser's sole discretion:

              (i) The Company shall have executed the signature page to this Agreement and the Registration Rights Agreement and delivered the same to Purchaser.

              (ii) The Company shall have delivered duly executed certificates for the Preferred Stock (in such denominations as Purchaser shall request) being so purchased by Purchaser at the Closing.

              (iii) The Common Stock shall be listed on the Nasdaq and trading in the Common Stock shall not have been suspended by the Nasdaq, the SEC or other regulatory authority and no delisting or suspension shall be reasonably likely for the foreseeable future.

              (iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by the Company at or prior to the Closing. Purchaser shall have received a certificate, executed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser.

              (v) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

              (vi) Purchaser shall have received the officer's certificate described in Section 3.3, dated as of the Closing.

              (vii) Purchaser shall have received opinions of the Company's counsel, dated as of the Closing, in the form attached hereto as EXHIBIT C.

              (viii) The Company's transfer agent has agreed to act in accordance with irrevocable instructions in the form attached hereto as EXHIBIT D.

              (ix) The Company shall have obtained agreements with each of Messrs. Haney, Preston, Nagel, Downs and Shaver restricting dispositions of Common Stock beneficially owned by such persons and in the form attached hereto as EXHIBIT E.

              (x) The Company shall have received from each director of the Company and each executive officer of the Company an irrevocable proxy in the form attached hereto as EXHIBIT F.

              (xi) The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Delaware and a copy thereof certified by the Secretary of State of Delaware shall have been delivered to Purchaser.


                                  ARTICLE VIII
                          GOVERNING LAW; MISCELLANEOUS

       8.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts located in the State of Delaware and the state courts located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and each Purchaser irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company and each Purchaser further agree that service of process upon the Company and each Purchaser mailed by first class mail shall be deemed in every respect effective service of process upon the Company and each Purchaser in any suit or proceeding arising hereunder. Nothing herein shall affect a Purchaser's or the Company's right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

       8.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause additional original executed signature pages to be delivered to the other parties.

       8.3 HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

       8.4 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

       8.5 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the maters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Purchasers holding two-thirds in interest of the then outstanding Preferred Stock purchased hereunder; provided, however, that no such amendment shall affect any Purchaser differently than any other Purchaser without the written consent of such Purchaser so differently affected.

       8.6 NOTICE. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by facsimile-machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

              If to the Company:

              Molten Metal Technology, Inc.
              400-2 Totten Pond Road
              Waltham, MA 02154
              Telecopy: (617)768-6545
              Attention: William M.  Haney, III
                         CEO

              with a copy to:

              Bingham, Dana & Gould LLP
              150 Federal Street
              Boston, MA 02110
              Telecopy: (617)951-8736
              Attention: John R. Utzschneider, Esq.

              If to CC Investments, LDC:

              CC Investments, LDC
              Corporate Centre, West Bay Road
              P.O. Box 31106 SMB
              Grand Cayman, Cayman Islands

              with a copy to:

              Castle Creek Partners, LLC
              333 West Wacker Drive
              Suite 1410
              Chicago, IL 60606
              Telecopy: (312) 435-2636
              Attention: Portfolio Manager

              and with a copy to:

              Altheimer & Gray
              10 South Wacker Drive
              Suite 4000
              Chicago, IL 60606
              Telecopy: (312) 715-4800
              Attention: Peter H. Lieberman, Esq.

If to any other Purchaser, to such address set forth under such Purchaser's name on the signature page hereto executed by such Purchaser. Each party shall provide notice to the other parties of any change in address.

       8.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, each Purchaser may assign its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company so long as such affiliate is an accredited investor. This Section 8.7 shall not limit each Purchaser's right to transfer the Securities pursuant to the terms of this Agreement (including, without limitation, to any pledgee), or to assign such Purchaser's rights hereunder to any such transferee (and all such rights may in fact be so assigned to any such transferee) (provided such transferee does not acquire the securities pursuant to a registration under the Securities Act or Rule 144. No Purchaser will without the prior consent of the Company transfer (other than to an Affiliate or a pledgee) any shares of Preferred Stock unless the amount transferred is at least 4 shares (or such lesser number as then owned by such Purchaser).

       8.8 THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

       8.9 SURVIVAL. The representations and warranties of the Company and the agreements and covenants set forth in Articles III, IV, V and VIII shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Purchasers. The Company agrees to indemnify and hold harmless each Purchaser and each of such Purchaser's officers, directors, employees, partners, agents and affiliates for loss or damage arising as a result of or related to (a) any material breach by the Company of any of its representations or covenants set forth herein or (b) any cause of action, suit or claim brought or made against such indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto or contemplated hereby, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Preferred Stock or the status of any Purchaser, or any holder of Preferred Stock or the Conversion Shares, as an investor in the Company, except for any such loss or damage which directly and primarily results from the particular indemnitee's gross negligence, willful misconduct or intentional breach of any representation and warranty or covenant thereof contained in this Agreement (it being understood that to the extent that the foregoing undertaking by the Company in this clause (b) is unenforceable for any reason with respect to any loss or damage, the Company shall make the maximum contribution to the payment and satisfaction of each such loss and damage which is permissible under applicable law), in each case including advancement of expenses as they are incurred. The representations and warranties of the Purchasers and the agreements and covenants set forth in Articles II, IV, V and VIII shall survive the closing hereunder notwithstanding any investigation conducted by or on behalf of the Company. Any party seeking indemnification under this Section 8.9 (the "INDEMNIFIED PARTY") shall promptly notify the other party hereto obligated to provide indemnification hereunder (the "INDEMNIFYING PARTY") of any action, suit, proceeding, demand or breach (a "CLAIM") with respect to which the Indemnified Party claims indemnification hereunder; PROVIDED that, failure of the Indemnified Party to give such notice shall not relieve any Indemnifying Party of its obligations under this SECTION 8.9 except to the extent, if at all, that such Indemnifying Party shall have been prejudiced thereby. If such Claim relates to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party (a "THIRD PARTY CLAIM"), upon receipt of such notice from the Indemnified Party, the Indemnifying Party shall be entitled to assume the defense of such Third Party Claim, and in the case of such an assumption the Indemnifying Party shall diligently and in good faith prosecute the defense of such Third Party Claim and shall, subject to the foregoing, have the authority to negotiate, compromise and settle such Third Party Claim. Notwithstanding the foregoing provisions, (i) no Indemnifying Party shall be entitled to settle any Third Party Claim without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld), and (ii) no Indemnified Party seeking indemnification hereunder with respect to a Third Party Claim shall be entitled to settle any Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld).

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       8.10   PUBLIC FILINGS; PUBLICITY. Immediately following execution on this
Agreement, the Company shall issue a press release with respect to the transactions contemplated hereby. The Company and each Purchaser shall have the right to approve before issuance any press releases (including the foregoing press release), SEC or other filings, or any other public statements, with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the approval of each Purchaser shall not be unreasonably withheld and such Purchaser agrees that it will review and respond to any proposed disclosure in a timely manner; and PROVIDED FURTHER that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or SEC, NASDAQ, NASD or exchange filings with respect to such transactions as is required by applicable law and regulations (although each Purchaser shall (to the extent time permits) be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

       8.11 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. In addition, promptly following the Closing, the Company shall use its reasonable efforts to legend the shares subject to proxy in accordance with the provisions of the proxies contemplated by 7.1(x) and to obtain a proxy, in the form of Exhibit F, from the Travelers Companies.

       8.12 REMEDIES. No provision of this Agreement providing for any remedy to the Company or a Purchaser shall limit any remedy which would otherwise be available to such Purchaser or the Company at law or in equity. Nothing in this Agreement shall limit any rights a Purchaser may have with any applicable federal or state securities laws with respect to the investment contemplated hereby.

       8.13 TERMINATION. In the event that the Closing shall not have occurred on or before September 10, 1997, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date.

       8.14 COMPANY'S KNOWLEDGE. Whenever the phrase "to the Company's knowledge" or "to the knowledge of the Company" or similar qualifiers is used such phrase shall mean the actual knowledge of any of the following persons:
William M. Haney, III; Charles W. Shaver; Benjamin T. Downs or Ethan E. Jacks.




                                      * * *

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.



MOLTEN METAL TECHNOLOGY, INC.


        /s/ Benjamin T. Downs
_____________________________________
   Executive Vice President and
     Chief Financial Officer

Initial Purchasers:


               PURCHASER:

               CC Investments, LDC
               Corporate Centre, West Bay Road
               P.O. Box 31106 SMB
               Grand Cayman, Cayman Islands

                   /s/ John D. Ziegelman
               By:____________________________

                    Director
               Its:___________________________

               With a copy to:
               Castle Creek Partners, LLC
               333 West Wacker Drive, Suite 1410
               Chicago, IL  60606
               Tel#: (312) 554-2771
               Fax#: (312) 435-2636     Total Gross Purchase Price: US$8,160,000
               Attn: Portfolio Manager            Net Stated Value: US$8,000,000

               PURCHASER:

               Stark International
               Arthur Morris, Christensen Century House
               31 Richmond Road
               Hamilton, Bermuda  HM08
               Tel#: (809) 292-7478
               Fax#: (809) 295-4164

                   /s/ Michael A. Roth
               By:_____________________________

                    Member of Managing G.P.
               Its:____________________________

               With a copy to:
               Stark Investments
               1500 West Market Street, Suite 200
               Mequon, WI 53092
               Tel#: (414) 241-1820
               Fax#: (414) 241-7704     Total Gross Purchase Price: US$3,060,000
               Attn: Brian Davidson               Net Stated Value: US$3,000,000


               PURCHASER:

               Sheperd Investments International, Ltd.
               International Fund Administration Ltd.
               48 Par-la-Ville Road, Suite 464
               Hamilton, Bermuda HM11
               Tel#: (441) 295-4718
               Fax#: (441) 295-9637

                   /s/ Michael A. Roth
               By:______________________________

                    Member of Investment Manager
               Its:_____________________________


               With a copy to:
               Stark Investments
               1500 West Market Street, Suite 200
               Mequon, WI 53092
               Tel#: (414) 241-1820
               Fax#: (414) 241-7700     Total Gross Purchase Price: US$3,060,000
               Attn: Brian Davidson               Net Stated Value: US$3,000,000


               PURCHASER:

               Nelson Partners
               c/o Leeds Management Services
               129 Front St., 5th Floor
               Hamilton, Bermuda HM12
               Fax#: (441) 292-2239
               Attn: Anne Dupuy

                   /s/ Anne Dupuy
               By:_____________________________

                    Officer
               Its:____________________________

               With a copy to:
               Citadel Investment Group LLC
               225 West Washington Street, 9th Floor
               Chicago, IL 60606
               Tel#: (312) 696-2165
               Fax#: (312) 368-4347     Total Gross Purchase Price: US$2,754,000
               Attn: Malcolm Fairbairn            Net Stated Value: US$2,700,000


               PURCHASER:

               Olympus Securities, Ltd.
               c/o Leeds Management Services
               129 Front Street, 5th Floor
               Hamilton, Bermuda HM12
               Fax#: (441) 292-2239
               Attn: Anne Dupuy

                   /s/ Anne Dupuy
               By:_____________________________

                    Director
               Its:____________________________


               With a copy to:
               Citadel Investment Group LLC
               225 West Washington Street, 9th Floor
               Chicago, IL 60606
               Tel#: (312) 696-2165
               Fax#: (312) 368-4347     Total Gross Purchase Price: US$3,366,000
               Attn: Malcolm Fairbairn            Net Stated Value: US$3,300,000